UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Real Goods Solar, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On May 2, 2016, Real Goods Solar, Inc. (the “Company”) filed a Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”). The Company is hereby making this filing to provide an update to information related to the May 27, 2016 special meeting of shareholders.

On May 12, 2016, the Company entered into separate Termination and Amendment Agreements (each, an “Agreement’) with each of the investors in the Company’s April 1, 2016 offering of senior secured notes due April 1, 2019 (the “Notes”) and Series G warrants (each an “Investor”), relating to the Securities Purchase Agreement between the Company and the Investors entered into April 1, 2016 (the “Purchase Agreement”), the Note and the Registration Rights Agreement between the Company and the Investors entered into April 1, 2016 (the “Registration Rights Agreement”).

Under the terms of each Agreement, the parties agreed, among other things, (i) to terminate the Registration Rights Agreement and that the Company will withdraw its registration statement on Form S-3 filed thereunder, (ii) each Investor will release such Investor’s pro rata share of an aggregate amount of $1 million from the Company collateral accounts established with the Bank of Hawaii in connection with the Notes offering on the 3rd business day following the Company’s filing of a Current Report on Form 8-K disclosing that it has received shareholder approval pursuant to NASDAQ Rule 5635(d) to issue shares of Class A common stock pursuant to the terms of (A) the Notes without giving effect to the exchange cap set forth therein in an amount that may exceed 20% of the Company’s issued and outstanding shares of Class A common stock before the issuance of the Notes and (B) the Series G Warrants without giving effect to the exercise floor price set forth therein, and (iii) to amend the terms of the Notes to provide that (A) the Company will be eligible to receive $1,000,000 on the 5th day following the date the Investors are eligible to resell shares of Class A common stock pursuant to Securities Act Rule 144, which is expected to be October 1, 2016.

The Company plans to make this disclosure available online at proxyvote.com to shareholders eligible to vote at the May 27, 2016 special meeting of shareholders together with the other proxy materials.

DER ROAD LOUISVILLE, CO 80027 ATTN: PAUL ANDERSON VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E11229-S45015 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain 1. To approve the Reverse Stock Split. 2. To approve the issuance of shares of Class A common stock pursuant to the terms of the Notes without giving effect to the stock exchange cap set forth therein and the Series G warrants without giving effect to the exercise price floor set forth therein. 3. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the foregoing proposals. NOTE: In the discretion of the proxies, on such other business as may properly come before the Special Meeting and any adjournment(s) or postponement(s) of the Special Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR each of the proposals and in the discretion of the proxies with respect to such other business as may properly come before the Special Meeting any adjournment(s) or postponement(s) thereof. For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date